                                                                       EXECUTION

                                                         EXHIBIT 4-C-3
                                                         -------------



                             HARTMARX CORPORATION

           THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT



          This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of July 10, 2001 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("Borrower"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as Managing Agent and Collateral Agent for Lenders ("Managing Agent"), and THE BANK OF NEW YORK, and BANK OF AMERICA, N.A. as co-agents (collectively, the "Co-Agents") and, for purposes of Section 3 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF (collectively the "Guarantors"), and is made with reference to that certain Amended and Restated Credit Agreement dated as of August 18, 1999 among Borrower, Lenders, Managing Agent and Co-Agents (as amended, the "Credit Agreement"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement). Unless otherwise indicated, Section and subsection references contained herein shall be to the corresponding Sections and subsections of the Credit Agreement.

                                   RECITALS

          WHEREAS, Borrower has requested that Requisite Lenders amend certain provisions of the Credit Agreement to permit Borrower to acquire certain assets of Consolidated Group Apparel Group, LLC, a New York limited liability company ("CAG LLC");

          WHEREAS, Borrower and Requisite Lenders desire, subject to the terms and conditions set forth herein, to amend the Credit Agreement to (i) permit the issuance of standby letters of credit in connection with the acquisition of certain assets of CAG LLC by Borrower, (ii) decrease the inventory advance rates; (iii) allow the Lenders to obtain a security interest in certain real property, equipment and capital stock, (iv) adjust certain minimum Excess Availability amounts, (v) adjust certain financial covenants, and (vi) make certain other amendments as set forth below;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.     AMENDMENTS TO THE CREDIT AGREEMENT

1.1  Amendments to Section 1:  Definitions
     -------------------------------------

     A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

          "CAG Acquisition" shall mean the acquisition of certain assets of Consolidated Apparel Group LLC by Borrower pursuant to that certain Purchase Agreement dated as of July 11, 2001 by and among CAG Acquisition Corp., a Delaware corporation and wholly-owned Subsidiary of Borrower, Consolidated Apparel Group, LLC, a New York limited liability company, and Perry Wolfman.

          "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Collateral Agent (which writing has been delivered to Collateral Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

          "Equipment Security Agreement" shall mean the Equipment Security Agreement in form and substance satisfactory to Collateral Agent in its sole discretion pursuant to which, among other things, Borrower and each Guarantor grants to Collateral Agent, for the benefit of the other Agents and the Lenders, a security interest in all of the equipment of Borrower and each Guarantor, as further described therein, as such Equipment Security Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Intercompany Note Equipment Security Agreement" means the Intercompany Note Equipment Security Agreement in form and substance satisfactory to Collateral Agent in its sole discretion pursuant to which, among other things, each Guarantor grants to Borrower a security interest in all of the equipment of each such Guarantor, as further described therein, as such Intercompany Note Equipment Security Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Intercompany Note Pledge Agreement" means the Intercompany Note Pledge Agreement defined in subsection 6.15, as such agreement may be amended, restated, supplemented, or otherwise modified from time to time.

          "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Collateral Agent, pursuant to which, except as otherwise agreed by the Collateral Agent, such lessor agrees, for the benefit of Collateral Agent, (i) that without any further consent of such lessor or any further action on the part of the Credit Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Collateral Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Credit Party thereunder without first giving Collateral Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement, and (iv) to such other matters relating to such Leasehold Property as Collateral Agent may reasonably request.

          "Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

          "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Credit Party, in form and substance satisfactory to Collateral Agent in its sole discretion, in each case including any provisions thereto as may be recommended by Collateral Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Collateral Agent's option, in the case of an Additional Mortgaged Property (as defined in subsection 6.14), an amendment to an existing Mortgage, in form satisfactory to Collateral Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Third Amendment Effective Date Mortgages and any Additional Mortgages (as defined in subsection 6.14), collectively.

          "Mortgaged Property" means a Third Amendment Effective Date Mortgaged Property or an Additional Mortgaged Property (as defined in subsection 6.14).

          "Pledge Agreement" means the pledge agreement defined in subsection 6.16, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Real Property Asset" means, at any time of determination, any interest then owned by any Credit Party in any real property, including but not limited to any Leasehold Property.

          "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Collateral Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

          "Required Excess Availability Amount" shall mean the Excess Availability amount required to be maintained by the Borrower as set forth below opposite the applicable monthly period and as adjusted as provided in the proviso hereto:

          -----------------------------------------------------------------------
                                        Period                 Required Excess
                                        ------                 ---------------
                                                             Availability Amount
                                                             -------------------
          -----------------------------------------------------------------------
          Third Amendment Effective Date - August 31, 2001   $10.0 million
          -----------------------------------------------------------------------
          September 1, 2001 - September 30,2001              $15.0 million
          -----------------------------------------------------------------------
          October 1, 2001 - October 15, 2001                 $20.0 million
          -----------------------------------------------------------------------
          October 16, 2001 - October 31, 2001                $32.0 million
          -----------------------------------------------------------------------
          November 1, 2001 - November 15, 2001               $45.0 million
          -----------------------------------------------------------------------
          November 16, 2001 - November 30, 2001              $60.0 million
          -----------------------------------------------------------------------
          December 1, 2001 - December 31, 2001               $70.0 million
          -----------------------------------------------------------------------
          January 1, 2002 - January 15, 2002                 $65.0 million
          -----------------------------------------------------------------------
          January 16, 2002 - March 15, 2002                  $30.0 million
          -----------------------------------------------------------------------
          March 16, 2002 - March 31, 2002                    $48.0 million
          -----------------------------------------------------------------------
          April 1, 2002 - April 15, 2002                     $55.0 million
          -----------------------------------------------------------------------
          April 16, 2002 - May 15, 2002                      $85.0 million
          -----------------------------------------------------------------------
          May 16, 2002 - June 30, 2002                       $40.0 million
          -----------------------------------------------------------------------
          July 1, 2002 - July 15, 2002                       $32.0 million
          -----------------------------------------------------------------------
          July 16, 2002 and thereafter                       $15.0 million
          -----------------------------------------------------------------------

;provided that for (i) the periods beginning October 16, 2001 and ending
 --------
December 31, 2001, the Required Excess Availability Amount shall be increased by the lesser of (x) $25 million or (y) $25 million minus up to $25 million in
                                                 -----
aggregate principal amount of any Senior Subordinated Notes that have been redeemed or repurchased after the Third Amendment Effective Date and on or prior to December 31, 2001 (the "Liquidity Reserve Amount"); and (ii) the period of January 1, 2002 through January 15, 2002, the Required Excess Availability Amount shall be increased or decreased, as the case may be, by (x) the Liquidity Reserve Amount minus (y) any Loans specifically requested by Borrower on or
               -----
after January 1, 2002 for the payment of the principal of or accrued interest under the then outstanding Senior Subordinated Notes.

          "Third Amendment" shall mean that certain Third Amendment to Amended and Restated Credit Agreement dated as of July 10, 2001 by and among Borrower, Managing Agent, Co-Agents and Lenders.

          "Third Amendment Effective Date" has the meaning set forth in the Third Amendment.

          "Title Company" means, collectively, one or more title insurance companies reasonably satisfactory to Collateral Agent.

     B. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Borrowing Base", "Collateral", "Collateral Documents", "Consolidated Leverage Ratio" and "Standby Letter of Credit" in their entirety and substitute the following therefor:

          "Borrowing Base" shall mean, as of any date of determination, the sum of (i) 85% of the Dollar value of Eligible Accounts (less such reserves against such Eligible Accounts as Collateral Agent in its reasonable business discretion elects to establish, including but not limited to a reserve for dilution) and
(ii) 45% of the Dollar value of Eligible Inventory determined at the lower of cost or market (on a first-in, first-out basis) (less such reserves against such Eligible Inventory as Collateral Agent in its reasonable business discretion elects to establish including, without limitation, reserves for markdowns and shrinkage); provided that, notwithstanding the foregoing, the advance rate for
            --------
Eligible Inventory calculated as of any date during the months of February, March, April, August and September shall be 50%. Collateral Agent, at any time shall be entitled to (i) establish and increase or decrease reserves against Eligible Accounts and Eligible Inventory, (ii) reduce any advance rate set forth above, or restore such advance rate to any level equal to or below the advance rate stated above, and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Account" and "Eligible Inventory" in each case in the exercise of its reasonable business discretion. Collateral Agent may, but shall not be required to, rely on each Borrowing Base Certificate and any other schedules or reports delivered to Collateral Agent in connection herewith in determining the then eligibility of Accounts and Inventory. Reliance thereon by Collateral Agent from time to time shall not be deemed to limit the right of Collateral Agent to revise advance rates or standards of eligibility as provided herein. Any of the foregoing to the contrary notwithstanding, the percentage of the Dollar value of Eligible Accounts and Eligible Inventory which at any time of determination is the subject of an Acquisition Audit shall, at all times until such Acquisition Audit is completed to Collateral Agent's satisfaction, be equal to 50% of the applicable percentage of the Dollar Value of Eligible Accounts and Eligible Inventory not subject to an Acquisition Audit.

          "Collateral" shall mean the "Collateral" covered by the Pledge and Security Agreement and Trademark Assignment, the "Collateral" covered by the Equipment Security Agreement, the "Collateral" covered by the Pledge Agreement, the "Collateral" covered by the Intercompany Note Security Agreement, Intercompany Note Equipment Security Agreement, Intercompany Note Trademark Assignment and Intercompany Note Pledge Agreement, the "Pledged Collateral" covered by the Stock Pledge Agreement, any Mortgages, Real Property Assets, Conforming Leasehold Interests and any other property, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of

Collateral Agent to secure the Obligations or in favor of Borrower to secure the payment of the Intercompany Notes.

          "Collateral Documents" shall mean the Pledge and Security Agreement, the Stock Pledge Agreement, the Trademark Assignment, the Collateral Access Agreements, the Cash Management Letters, the Collateral Documents (as defined in the Canadian Credit Agreement), the Intercompany Note Security Agreement, the Intercompany Note Trademark Assignment, the Equipment Security Agreement, the Intercompany Note Equipment Security Agreement, the Pledge Agreement, the Intercompany Note Pledge Agreement, the Mortgages and any other security agreements, pledge agreements, assignments, financing statements or other agreement, document or certificate pursuant to which Collateral Agent obtains or perfects a security interest in or Lien on Collateral.

          "Consolidated Leverage Ratio" means as of any date of determination, the ratio of (i) the average of the outstanding principal amount of Consolidated Total Debt as of the last day of each fiscal month for the most recently concluded twelve consecutive fiscal month period of Borrower and its Subsidiaries for which the financial information required to be delivered hereunder is available to (ii) Consolidated Adjusted EBITDA for such twelve consecutive fiscal month period.

          "Standby Letter of Credit" means (x) any Existing Letter of Credit, standby letter of credit or similar instrument issued in each case for the purpose of supporting (i) Indebtedness of Borrower or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrower or any of its Subsidiaries, (iii) the obligations of third party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrower or any of its Subsidiaries, (v) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry and (vi) the reimbursement of payment of outstanding letters of credit issued directly or indirectly for the account of Consolidated Apparel Group, LLC following the consummation of the CAG Acquisition in a stated amount not to exceed $16,000,000 or (y) any Severance Letter of Credit; provided that,
                                                                 --------
notwithstanding anything contained herein to the contrary, all such Standby Letters of Credit issued pursuant to clause (vi) shall be deemed to be
Financial Standby Letters of Credit; provided further that, except as provided
                                     -------- -------
in clause (vi), Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

     C. Subsection 1.1. of the Credit Agreement is hereby amended by deleting the phrase "made with the proceeds of Refinancing Indebtedness or the sale of equity securities as permitted hereunder" in the definition of Consolidated Debt Service.

1.2  Amendment to Subsection 2.1:  Commitments; Loans; Notes
     -------------------------------------------------------

     A. Subsection 2.1A(i) of the Credit Agreement is hereby amended by deleting the second paragraph thereof in its entirety and substituting the following therefor: "Anything contained in this Agreement to the contrary notwithstanding, the Tranche A Revolving Loans and the Tranche A Revolving Loan Commitments shall be subject to the limitation that (x) in no event shall the Total Utilization of Tranche A Revolving Commitments at any time exceed the lesser of (i) Tranche A Revolving Loan Commitments and (ii) the Borrowing Base, in each case as then in effect, and (y) on and after the Third Amendment Effective Date, in addition to the foregoing limitations, Borrower may not request the making of any Tranche A Revolving Loans that would cause the Excess Availability to be less than the Required Excess Availability Amount."

     B. Subsection 2.1A(ii) of the Credit Agreement is hereby amended by deleting the second paragraph thereof in its entirety and substituting the following therefor: "Anything contained in this Agreement to the contrary notwithstanding, the Tranche B Revolving Loans and the Tranche B Revolving Loan Commitments shall be subject to the limitation that (x) no Tranche B Revolving Loans shall be made or continued to be outstanding at any time that the aggregate amount of the Tranche A Revolving Loan Commitments exceeds the Total Utilization of Tranche A Revolving Commitments, and (y) on and after the Third Amendment Effective Date, in addition to the foregoing limitations, Borrower may not request the making of any Tranche B Revolving Loans that would cause the Excess Availability to be less than the Required Excess Availability Amount."

1.3  Amendments to Subsection 2.2: Interest on the Loans
     ---------------------------------------------------

          Subsection 2.2A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

          "A. Rate of Interest. Subject to the provisions of subsections 2.2E and 2.6, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Index Rate or the Adjusted LIBOR Rate, as the case may be. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Index Rate. The applicable basis for determining the rate of interest with respect to any Revolving Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Revolving Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Managing Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Index Rate.

          Subject to the provisions of subsections 2.2E and 2.6, the Loans shall bear interest through maturity as follows:

          (i)  if an Index Rate Loan, then at the Index Rate plus the
                                                             ----
     Applicable Margin per annum; or

          (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus the Applicable Margin per annum.
      ----

The "Applicable Margin" for each (i) Index Rate Loan shall be (x) .50% for all periods prior to the Third Amendment Effective Date and (y) 1.00% for all relevant periods thereafter, and (ii) LIBOR Rate Loan shall be (x) 2.00% for all periods prior to the Third Amendment Effective Date and (y) 2.50% for all relevant periods thereafter."

1.4   Amendment to Section 5: Borrower's Representations and Warranties
      -----------------------------------------------------------------

          Subsection 5.1E of the Credit Agreement is hereby amended by (i) deleting the "." at the end of clause (iv) thereof and substituting therefor ";"; and (ii) adding a new clause (v) at the end thereof as follows:

      "(v) as of and following the Third Amendment Effective Date, all Equipment of each Credit Party is located on the premises specified for such Credit Party on Part Six of Schedule 5.1 annexed hereto (or is in transit
                            ------------
thereto) and except as specified in Part Six of Schedule 5.1 annexed hereto, no
                                                ------------
such Equipment is stored with a bailee, warehouseman or similar party."

1.5   Amendments to Section 6: Borrower's Affirmative Covenants
      ---------------------------------------------------------

          Section 6 is hereby amended by adding new subsections 6.14, 6.15 and
6.16 at the end thereof as follows:

"6.14 Delivery of Certain Mortgages, Etc.; Conforming Leasehold Interests;
      --------------------------------------------------------------------
      Matters Relating to Additional Real Property Collateral.
      -------------------------------------------------------

      A. Delivery of Certain Mortgages, Etc. Within sixty (60) days of the Third Amendment Effective Date, Borrower shall have delivered fully executed and notarized Mortgages ("Third Amendment Mortgages"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Credit Party in the properties listed on Exhibit A attached to the Third
                                              ---------
Amendment (any such property, together with any property described in the proviso of this sentence, "Third Amendment Mortgage Property"); provided that if
                                                                --------
and to the extent that any of the properties listed on Exhibit B attached to the
                                                       ---------
Third Amendment are not encumbered by Liens securing Indebtedness permitted pursuant to subsection 7.1(xv) on or prior to September 30, 2001, Borrower shall have delivered fully executed and notarized Mortgages for any such property, duly recorded in all appropriate places in all applicable jurisdictions, on or prior to September 30, 2001 and each such property shall be a Third Amendment Mortgage Property for the purposes hereof. In connection with the delivery of each Third Amendment Mortgage, the Borrower shall deliver or cause to be delivered the following:

          (i)  Opinions of Counsel. (a)  A favorable opinion of counsel to such
               -------------------
          Credit Party, in form and substance satisfactory to Collateral Agent and its counsel, as to the due authorization, execution and delivery by such Credit Party of such Third Amendment Mortgage and such other matters as Collateral Agent may reasonably request, and (b) if required by Collateral Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which such Third Amendment Mortgage Property is located with respect to the enforceability of such Third Amendment Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

          (ii)   Title Insurance. (a) If required by Collateral Agent, an ALTA
                 ---------------
          mortgagee title insurance policy or an unconditional commitment therefor (an "Third Amendment Mortgage Policy") issued by the Title Company with respect to such Third Amendment Mortgage Property, in an amount satisfactory to Collateral Agent, insuring fee simple title to, such Third Amendment Mortgaged Property vested in such Credit Party and assuring Collateral Agent that such Third Amendment Mortgage creates a valid and enforceable first priority mortgage Lien on such Third Amendment Mortgage Property, subject only to a standard survey exception, covenants, conditions and restrictions of record and other exceptions acceptable to Collateral Agent, which Third Amendment Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Collateral Agent and (2) shall provide for affirmative insurance and such reinsurance as Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Collateral Agent; and (b) evidence satisfactory to Collateral Agent that such Credit Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Third Amendment Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Third Amendment Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Third Amendment Effective Date Mortgage in the appropriate real estate records;

          (iii)  Title Report. If no Third Amendment Mortgage Policy is
                 ------------
          required with respect to such Third Amendment Mortgage Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Third Amendment Mortgage is to be recorded and satisfactory in form and substance to Collateral Agent;

          (iv)   Copies of Documents Relating to Title Exceptions. Copies of all
                 ------------------------------------------------
          recorded documents listed as exceptions to title or otherwise referred to in the Third Amendment Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

          (v)  Matters Relating to Flood Hazard Properties.  (a) Evidence, which
               -------------------------------------------
          may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Third Amendment Mortgage Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Third Amendment Mortgage Property is a Flood Hazard Property, such Credit Party's written acknowledgement of receipt of written notification from Collateral Agent (1) that such Third Amendment Mortgage Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Third Amendment Mortgage Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (vi) Environmental Audit.  If required by Collateral Agent, reports
               -------------------
          and other information, in form, scope and substance satisfactory to Collateral Agent and prepared by environmental consultants satisfactory to Collateral Agent, concerning any environmental hazards or liabilities to which Borrower or any of its Subsidiaries may be subject with respect to such Third Amendment Mortgage Property.

     B. Conforming Leasehold Interests. If Borrower or any of its Subsidiaries acquires any Leasehold Property, except as otherwise agreed by the Collateral Agent, Borrower shall, or shall cause such Subsidiary to, use its reasonable best efforts (without requiring Borrower or such Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the landlord's out-of-pocket costs, including attorneys fees) to cause any Leasehold Property of Borrower to be a Conforming Leasehold Interest.

     C. Additional Mortgages, Etc. From and after the Third Amendment Effective Date, in the event that (i) Borrower or any Guarantor acquires any fee interest in real property or Collateral Agent or Requisite Lenders otherwise requests in writing, or (ii) at the time any Person becomes a Guarantor, such Person owns or holds any fee interest in real property or Collateral Agent or Requisite Lenders otherwise requests in writing, (any such Real Property Asset (including any Leasehold Property) now owned or hereafter acquired and described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Borrower or such Guarantor shall deliver to Collateral Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Guarantor or Collateral Agent or Requisite Lenders otherwise requests in writing, as the case may be, (but in any event within 60 days of such acquisition or request; provided, however, in the case of any proposed Additional Mortgage Property acquired by any Guarantor after the Third Amendment Effective Date, if the execution and delivery of an Additional Mortgage will conflict with an agreement to which such Guarantor is party and such Guarantor has and is using its reasonable best efforts to cause such conflict to be waived or otherwise remedied, the time by which the requirements of this
Section 6.14C shall be satisfied shall be deferred until such conflict is so waived or otherwise remedied) the following:

          (i)    Additional Mortgage.  A fully executed and notarized Mortgage
                 -------------------
          (an "Additional Mortgage"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Credit Party in such Additional Mortgaged Property;

          (ii)   Opinions of Counsel.  (a)  A favorable opinion of counsel to
                 -------------------
          such Credit Party, in form and substance satisfactory to Collateral Agent and its counsel, as to the due authorization, execution and delivery by such Credit Party of such Additional Mortgage and such other matters as Collateral Agent may reasonably request, and (b) if required by Collateral Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of such Additional Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

          (iii)  Landlord Consent and Estoppel; Recorded Leasehold Interest.  In
                 ----------------------------------------------------------
          the case of an Additional Mortgaged Property consisting of a Leasehold
          Property, (a) a Landlord Consent and Estoppel and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (iv)   Title Insurance.  (a) If required by Collateral Agent, an ALTA
                 ---------------
          mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to Collateral Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Credit Party and assuring Collateral Agent that such Additional Mortgage creates a valid and enforceable first priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, covenants, conditions and restrictions of record and other exceptions acceptable to Collateral Agent, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Collateral Agent and (2) shall provide for affirmative insurance and such reinsurance as Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Collateral Agent; and (b) evidence satisfactory to Collateral Agent that such Credit Party has
          (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

          (v)    Title Report.  If no Additional Mortgage Policy is required
                 ------------
          with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Collateral Agent;

          (vi)   Copies of Documents Relating to Title Exceptions.  Copies of
                 ------------------------------------------------
          all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

          (vii)  Matters Relating to Flood Hazard Properties.  (a) Evidence,
                 -------------------------------------------
          which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Credit Party's written acknowledgement of receipt of written notification from Collateral Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (viii) Environmental Audit.  If required by Collateral Agent, reports
                 -------------------
          and other information, in form, scope and substance satisfactory to Collateral Agent and prepared by environmental consultants satisfactory to Collateral Agent, concerning any environmental hazards or liabilities to which Borrower or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

     D. Real Estate Appraisals. Unless otherwise agreed by the Collateral Agent with respect to a particular Additional Mortgaged Property, Borrower shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Collateral Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Collateral Agent in its discretion).

     E. Additional Expenses. In furtherance but not in limitation of Subsection 10.2 hereof, Borrower agrees to pay promptly (i) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Agent and of counsel providing any opinions that Collateral Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (ii) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Collateral Agent or its counsel) of obtaining and reviewing any appraisals provided for under subsection 6.14D, any environmental audits or reports provided for under subsection 6.14 and (iii) the custody or preservation of any of the Collateral.

     6.15 Liquidity Covenant

          On or prior to the earlier of 90 days after the closing of the CAG Acquisition or October 15, 2001, Borrower shall have received not less than $25,000,000 of net cash proceeds from any of the following transactions in the aggregate (such proceeds in the aggregate, the "Liquidity Proceeds"): (i) Indebtedness secured by Liens on any of the properties listed in Exhibit B to
                                                                 ---------
the Third Amendment permitted under subsection 7.1(xv) hereof, (ii) the sale of the capital stock of Austin Reed or other Asset Sales permitted under subsection
7.7 hereof, (iii) the issuance of Subordinated Indebtedness or (iv) the issuance by Borrower of its common or preferred equity securities; provided that (a) any transactions described in clause (i) above be consummated on or prior to September 30, 2001, (b) the net cash proceeds from the transactions described in clauses (iii) and (iv) above shall not be less than $15,000,000 in the aggregate and (iv) all net cash proceeds from all transactions described in this subsection 6.15 shall be immediately applied to repay Loans in accordance with this Agreement or to repurchase or redeem the Senior Subordinated Notes in accordance with subsection 7.5(vii) of this Agreement.

     6.16 Delivery of Equipment Security Agreements and Pledge Agreements and Related Documents

          On or prior to the date which is ten (10) days following the Third Amendment Effective Date, Borrower shall cause its Operating Subsidiaries to (i) enter into the Equipment Security Agreement and the Intercompany Note Equipment Security Agreement, (ii) deliver satisfactory evidence that each Credit Party shall have taken or caused to be taken such actions in such a manner so that Collateral Agent has (or shall have upon the filing of the financing statements delivered to Collateral Agent on or prior to such date) a valid and perfected first priority security interest (subject to the Liens permitted under the Credit Agreement) as of such date in the entire Collateral granted by such Credit Parties located in the United States (to the extent required by the Equipment Security Agreement, the Intercompany Note Equipment Security Agreement and Collateral Documents related thereto) and Borrower shall have (or shall have upon the filing of the financing statements delivered to Collateral Agent on or prior to such date) a valid and perfected second priority security interest (subject to the Liens permitted hereunder) in the entire Collateral granted by such Credit Parties located in the United States (to the extent required by the Equipment Security Agreement, the Intercompany Note Equipment Security Agreement and the Collateral Documents related thereto); and (iii) deliver to Collateral

Agent an opinion of counsel (which counsel shall be satisfactory to Collateral Agent) with respect to the execution, delivery and enforceability of, and the creation and perfection of such security interests contemplated by, the Equipment Security Agreement and the Intercompany Note Security Agreement and such other matters as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent.

          On or prior to August 4, 2001, Borrower shall, and shall cause its Subsidiaries to, (i) enter into a pledge agreement, in form and substance satisfactory to Collateral Agent, (as defined herein, the "Pledge Agreement"), pursuant to which Borrower shall, and shall cause its Subsidiaries to, grant to Collateral Agent, on behalf of the Lenders, a first priority security interest in all of the shares of stock owned by each of Borrower and its Subsidiaries in each of the direct and indirect Subsidiaries of Borrower that are Credit Parties organized in the United States or any state thereof (other than the capital stock of Jaymar-Ruby Inc.) ("Securities Collateral"); (ii) enter into an intercompany note pledge agreement, in form and substance satisfactory to the Collateral Agent, (the "Intercompany Note Pledge Agreement"), pursuant to which Borrower's Subsidiaries that own Securities Collateral shall pledge a junior security interest therein to the Borrower; (iii) deliver to Collateral Agent certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance) representing all capital stock pledged pursuant to the Pledge Agreement and the Intercompany Note Pledge Agreement executed by Borrower and its Subsidiaries; (iv) only in the case of Borrower, enter into the Equipment Security Agreement and the Intercompany Note Equipment Security Agreement and satisfy the requirements of clauses (ii) and (iii) of the first paragraph of this subsection 6.16 solely with respect to the Borrower; (v) resolutions of its Board of Directors of Borrower in form and substance satisfactory to the Managing Agent confirming the execution, delivery, and performance of the Third Amendment and all Loan Documents executed by Borrower in connection herewith or pursuant thereto certified on or prior to August 4, 2001 by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and (vi) deliver to Collateral Agent an opinion of counsel (which counsel shall be satisfactory to Collateral Agent) with respect to the execution, delivery and enforceability of, and the creation and perfection of the security interests contemplated by, the Pledge Agreement and the Intercompany Note Pledge Agreement and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent.

1.6  Amendments to Subsection 7.1:  Indebtedness
     -------------------------------------------

     A. Subsection 7.1(iv) of the Credit Agreement is hereby amended by deleting "$15,000,000" therein and substituting "$10,000,000" therefor.

     B. Subsection 7.1(vi) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor: "(vi) Borrower and its Subsidiaries may become and remain liable with respect to other unsecured Indebtedness, on terms and conditions acceptable to Managing Agent, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding."

     C. Subsection 7.1 of the Credit Agreement is hereby amended by (i) deleting the "; and" at the end of clause (xiii) thereof and substituting therefor ";"; (ii) deleting the "." at the end of clause (xiv) thereof and substituting therefor ";"; and (iii) adding a new clause (xv) at the end thereof as follows:

     "(xv) Borrower may incur and remain liable with respect to non-recourse Indebtedness secured by parcels of real estate located at Cape Girardeau, Missouri, Somerset, Kentucky, Rochester, New York, and Easton, Pennsylvania owned by Borrower, as more specifically described in Exhibit B to the Third
                                                     ---------
Amendment, on terms and conditions acceptable to Managing Agent (and it is hereby acknowledged and agreed that the proceeds of such Indebtedness should not be used for any purposes other than to repay the Revolving Loans pursuant to subsection 2.4A); provided that the assets securing such Indebtedness are
                  --------
limited solely to the fee interest of Borrower in such real property and the rents, profits, real property, fixtures and personalty relating thereto."

1.7  Amendments to Subsection 7.2:  Liens and Related Matters
     --------------------------------------------------------

          Subsection 7.2A(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor: "(iii) Other Liens securing Indebtedness permitted pursuant to subsections 7.1(vii), 7.1(xiii), 7.1(xiv) and 7.1(xv);".

1.8  Amendments to Subsection 7.3: Investments; Joint Ventures
     ---------------------------------------------------------

          Subsection 7.3(vii) of the Credit Agreement is hereby amended by deleting it in its entirety and substitute the following therefor:
"[Intentionally omitted]".

1.9  Amendments to Subsection 7.4: Contingent Obligations
     ----------------------------------------------------

          Subsection 7.4 of the Credit Agreement is hereby amended by (i) deleting the "; and" at the end of clause (ix) thereof and substituting therefor ";"; (ii) deleting the "." at the end of clause (x) thereof and substituting therefor ";"; and (iii) adding a new clause (xi) at the end thereof as follows:
"(xi) Borrower and its Subsidiaries may become and remain liable with respect to the indemnity obligations owed to CIT Group/Commercial Services, Inc. pursuant to the Letter of Indemnity dated as of July 11, 2001."

1.10 Amendments to Subsection 7.5: Restricted Junior Payments
     --------------------------------------------------------

     A. Subsection 7.5(i) of the Credit Agreement is hereby amended by deleting it in its entirety and substitute the following therefor:
"[Intentionally omitted]".

     B. Subsection 7.5(iv) of the Credit Agreement is hereby amended by deleting it in its entirety and substitute the following therefor:
"[Intentionally omitted]".

     C. Subsection 7.5(vii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor: "(vii) in addition to transactions permitted by clauses (iii), (v) and (vi) above, use cash on hand to redeem or repurchase the Senior Subordinated Notes; provided
                                                                    --------
that Excess Availability as of the date of such redemption and repurchase shall not be less than the Required Excess Availability Amount; provided further that on or prior to January 1, 2002, Senior Subordinated Notes may be redeemed or repurchased in an aggregate principal amount not to exceed the Liquidity Proceeds (as defined in subsection 6.15 hereof) received by the Borrower and its Subsidiaries on or prior to the date of such redemption or repurchase, as the case may be, and, prior to such redemption or repurchase, Managing Agent shall have received an Officer's Certificate of Borrower, in form and substance satisfactory to Managing Agent, confirming such Excess Availability and the satisfaction of any other requirements of this subsection 7.5(vii), in reasonable detail as of such date."

1.11  Amendments to Subsection 7.6: Financial Covenants
      -------------------------------------------------

          Subsection 7.6 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

"A.   Minimum Consolidated Debt Service Coverage Ratio.  Borrower shall not permit the Consolidated Debt Service Coverage Ratio for any four consecutive fiscal quarter period ending as of the last day of any fiscal quarter set forth below to be less than the correlative ratio indicated:

          ------------------------------------------------------------
          Period                            Minimum Consolidated Debt
                                            Service Coverage Ratio
          ------------------------------------------------------------
          May 31, 2001                      1.25:1.00
          ------------------------------------------------------------
          August 31, 2001                   1.10:1.00
          ------------------------------------------------------------
          November 30, 2001                 1.10:1.00
          ------------------------------------------------------------
          February 28, 2002                 1.35:1.00
          ------------------------------------------------------------
          May 31, 2002 and thereafter       1.75:1.00
          ------------------------------------------------------------

B. Maximum Consolidated Leverage Ratio. Borrower shall not permit the Consolidated Leverage Ratio for any twelve consecutive month period ending on the last day of any fiscal quarter set forth below to be more than the correlative ratio indicated:

                      Period                Maximum Consolidated
                                               Leverage Ratio
          ------------------------------------------------------------
          May 31, 2001
          ------------------------------------------------------------
          August 31, 2001                   7.25:1.00
          ------------------------------------------------------------
          November 30, 2001                 7.00:1.00
          ------------------------------------------------------------
          February 28, 2002                 5.75:1.00
          ------------------------------------------------------------
          May 31, 2002 and thereafter       4.00:1.00
          ------------------------------------------------------------

1.12  Amendments to Subsection 7.7: Restrictions on Fundamental Changes; Assets
      -------------------------------------------------------------------------
      Sales
      -----

      A. Subsection 7.7(iv) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

          "Borrower and its Subsidiaries may make Asset Sales having a fair market value not in excess of $5,000,000 in the aggregate during any Fiscal Year; provided that all of the total consideration received
                       --------
          shall be Cash or Cash Equivalents; provided further that the proceeds
                                             -------- -------
          of all such Asset Sales shall be applied as required by subsection 2.4A(iii)(a) or as permitted under subsection 6.15; and"

      B. Subsection 7.7(v) of the Credit Agreement is hereby amended by adding the phrase "on or prior to July 15, 2001" after the phrase "make an Acquisition", appearing prior to subsection 7.7(v)(A).

      C. Subsection 7.7(v)(C) is hereby amended by deleting "$40,000,000" therein and substituting "$19,000,000 (excluding, in the case of the CAG Acquisition, any earn out or similar payments following the closing of such Acquisition)" therefor.

      D. Subsection 7.7(v)(D) is hereby amended by deleting "$15,000,000" therein and substituting "$10,000,000" therefor.

1.13  Amendments to Subsection 7.8: Consolidated Capital Expenditures
      ---------------------------------------------------------------

          Subsection 7.8 is hereby amended by deleting "$25,000,000" therein and substituting "$10,000,000" therefor.

1.14  Amendments to Subsection 8.3: Breach of Certain Covenants
      ---------------------------------------------------------

          Subsection 8.3 is hereby amended by (i) deleting the "or" preceding "6.10" thereof and substituting therefor ","; and (ii) adding ", 6.14, 6.15 or 6.16" following "6.10" thereof.

1.15  Amendments to Subsection 10.6: Amendments and Waivers
      -----------------------------------------------------

          Subsection 10.6 is hereby amended by deleting clause (xiv) in its entirety and substituting the following therefor: "(xiv) increases in the stated advance rates for Accounts or Inventory set forth in the definition of Borrowing Base; provided that for all increases in advance rates for Inventory from 45% up
      --------
to and including 55%, only Requisite Lender approval shall be required,"

1.16  Amendments to Schedules to the Credit Agreement
      -----------------------------------------------

          The Schedules to the Credit Agreement are hereby amended by adding at the end of each of Schedules 1.1C (Excluded Accounts), 5.1 (Subsidiaries of Borrower; Non-Operating Subsidiaries; Collateral Matters), 5.18 (Credit and Collection Policy), 5.19 (Cash Management System) and 5.20 (Intellectual Property; License Agreements) and the following set forth on Exhibit C.
                                                             ---------

SECTION 2.     CONDITIONS TO EFFECTIVENESS

               Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Third Amendment Effective Date"):

        A. On or before the Third Amendment Effective Date, Borrower shall deliver to Lenders (or to Managing Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Third Amendment Effective
Date:

               1. Certified copies of the Certificate of Incorporation of CAG Acquisition Corp., together with a good standing certificate from the Secretary of State of the State of Delaware and New York each dated a recent date prior to the Third Amendment Effective Date;

               2. Copies of the Bylaws CAG Acquisition Corp., certified as of the Third Amendment Effective Date by its corporate secretary or an assistant secretary;

               3. Resolutions of its Board of Directors of each Credit Party (other than Borrower) approving and authorizing the execution, delivery, and performance of this Amendment and the Loan Documents executed by such Credit Party in connection herewith, including but not limited to the Equipment Security Agreement, the Pledge Agreement, the Intercompany Note Equipment Security Agreement, the Intercompany Note Pledge Agreement, the Mortgages and all other Collateral Documents contemplated by this Amendment, certified as of the Third Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

               4. Signature and incumbency certificates of its officers executing this Amendment and the Loan Documents executed by each Credit Party in connection herewith;

               5.   Executed copies of this Amendment;

               6. the documents required to be delivered in connection with the CAG Acquisition pursuant to subsection 6.11A and 7.7(v) of the Credit Agreement;

               7. Satisfactory evidence that CAG Acquisition Corp. shall have taken or caused to be taken such actions in such a manner so that Collateral Agent has (or shall have upon the filing of the financing statements and trademark assignments delivered to Collateral Agent on the Third Amendment Effective Date) a valid and perfected first priority security interest (subject to the Liens permitted under the Credit Agreement) as of such date in the entire Collateral of CAG Acquisition Corp. located in the United States (to the extent required by the Pledge and Security Agreement and Collateral Documents related thereto) and Borrower shall have (or shall have upon the filing of the financing statements and trademark assignments delivered to Collateral Agent on the Third Amendment Effective Date) a valid and perfected second priority security interest (subject to the Liens permitted hereunder) in the entire Collateral of CAG Acquisition Corp. located in the United States (to the extent required by the Intercompany Note Security Agreement, and the Collateral Documents related thereto); and

           8. Executed amendment to the Canadian Credit Agreement substantially in the form of Exhibit D annexed hereto.
                             ---------

     B. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for Borrower, in form and substance reasonably satisfactory to Managing Agent and its counsel, dated as of the Third Amendment Effective Date and setting forth substantially the matters in the opinions designated in Annex I to this Amendment, with respect to the
                       -------
enforceability of this Agreement (as hereinafter defined) and as to such other matters as Managing Agent acting on behalf of Lenders may reasonably request.

     C. The Managing Agent receiving the payment in the amount of $500,000 from Borrower for distribution to each Lender who is a signatory hereto in accordance with each such Lender's respective Pro Rata Share of the Commitments in the aggregate.

     D. On or before the Third Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Managing Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Managing Agent and such counsel, and Managing Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Managing Agent may reasonably request.

     E. On or before the Third Amendment Effective Date, Managing Agent and Requisite Lenders shall have delivered to Managing Agent an executed original or telefacsimile of a counterpart of this Amendment; provided that Section 1.15 of
                                                  --------
this Third Amendment shall not become effective unless and until all Lenders have executed and delivered to Managing Agent an executed original or telefacsimile of a counterpart of this Amendment.

SECTION 3. REPRESENTATIONS AND WARRANTIES

           In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 2 of this Amendment, each of the following is true and correct:

           (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

           (b) the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and as of the Effective Date (as defined below) to the same extent as though made on and as of the date hereof and as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

          (c) each of Borrower and the other Credit Parties has performed all agreements on its part to be performed prior to the date hereof as set forth in the Credit Agreement and the other Loan Documents;

          (d) Borrower and the Guarantors have all requisite corporate power and authority to enter into this Amendment, to consummate the transactions contemplated by this Amendment and the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents;

          (e) the execution of this Amendment, and the consummation of the transactions contemplated by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors; and

          (f) the execution and delivery by Borrower and the Guarantors of this Amendment, and the consummation of the transactions contemplated by this Amendment by Borrower and the Guarantor, does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Guarantors or any of their respective Subsidiaries, any constating documents of Borrower, the Guarantors or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors or any or their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries.

SECTION 4.     GUARANTORS

               Each of the Guarantors hereby consents to this Amendment and agrees that each Loan Document to which it is a party shall continue in full force and effect and shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment and is hereby ratified and confirmed.

SECTION 5.     MISCELLANEOUS

5.1  References to and Effect on the Credit Agreement and Other Loan Documents
     -------------------------------------------------------------------------

     A. On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" , "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby;

     B. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

     C. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

5.2  Fees and Expenses
     -----------------

               Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

5.3  Headings
     --------

               Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

5.4  Applicable Law
     --------------

               THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

5.5  Counterparts
     ------------

               This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                         BORROWER:

                         HARTMARX CORPORATION

                         By:      /s/ GLENN R. MORGAN
                              --------------------------------------------
                         Glenn R. Morgan, Executive Vice President and Chief Financial Officer

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

                         GUARANTORS:

                         HMX SPORTSWEAR, INC. (formerly known as AMERICAN
                              APPAREL BRANDS, INC.)
                         ANNISTON SPORTSWEAR CORPORATION
                         BlLTWELL COMPANY, INC.
                         BRIAR, INC.
                         C.M. CLOTHING, INC.
                         C.M. OUTLET CORP.
                         CHICAGO TROUSER COMPANY, LTD.
                         COUNTRY MISS, INC.
                         COUNTRY SUBURBANS, INC.
                         DIRECT ROUTE MARKETING CORPORATION
                         E-TOWN SPORTSWEAR CORPORATION
                         FAIRWOOD-WELLS, INC.
                         GLENEAGLES, INC.
                         HANDMACHER FASHIONS FACTORY OUTLET, INC.
                         HANDMACHER-VOGEL, INC.
                         HARTMARX INTERNATIONAL, INC.
                         HART SCHAFFNER & MARX
                         HART SERVICES, INC.
                         THOS. HEATH CLOTHES, INC.
                         TAG LICENSING, INC. (formerly known as HGA LICENSING,
                              INC.)
                         HICKEY-FREEMAN CO., INC.
                         HIGGINS, FRANK & HILL, INC.
                         HOOSIER FACTORIES, INCORPORATED
                         HSM UNIVERSITY, INC.
                         INTERCONTINENTAL APPAREL, INC.
                         INTERNATIONAL WOMEN'S APPAREL, INC.
                         JAYMAR-RUBY, INC.
                         JRSS, INC.
                         KUPPENHEIMER MEN'S CLOTHIERS DADEVILLE, INC.
                         MEN'S QUALITY BRANDS, INC.
                         NATIONAL CLOTHING COMPANY, INC.
                         106 REAL ESTATE CORP.
                         PLAID CLOTHING COMPANY, INC. (formerly known as HMX/PBP
                              COMPANY)
                         RECTOR SPORTSWEAR CORPORATION
                         ROBERTS INTERNATIONAL CORPORATION
                         SALHOLD, INC.
                         SEAFORD CLOTHING CO.
                         SOCIETY BRAND, LTD.

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

                         ROBERT SURREY, INC.
                         TAILORED TREND, INC.
                         THORNGATE UNIFORMS, INC.
                         TRADE FINANCE INTERNATIONAL LIMITED
                         UNIVERSAL DESIGN GROUP, LTD.
                         M. WILE & COMPANY, INC.
                         WINCHESTER CLOTHING COMPANY
                         YORKE SHIRT CORPORATION


                         By:  /s/ GLENN R. MORGAN
                            --------------------------------------------
                             Glenn R. Morgan
                             Vice President of each of the foregoing

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

                         LENDERS:
                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         individually, as Managing Agent and as Collateral Agent

                         By:     /s/ MICHAEL J. McKAY
                            ---------------------------------------
                         Name:   Michael J. McKay
                         Title:  Duly Authorized Signatory

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

                         THE BANK OF NEW YORK,
                         individually, as Co-Agent and as Issuing Lender for the Letters of Credit

                         By:        /s/ CHARLOTTE SOHN FUIKS
                              -------------------------------------------------
                         Name:    Charlotte Sohn Fuiks
                         Title:   Vice President

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

                         BANK OF AMERICA, N.A.,
                         individually and as Co-Agent


                         By:   _______________________________________
                         Name:
                         Title:

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

                         MANUFACTURERS AND TRADERS TRUST COMPANY

                         By:         /s/ CHRISTOPHER KANIA
                                ---------------------------------------
                         Name:     Christopher Kania
                         Title:    Vice President

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

                         HARRIS TRUST AND SAVINGS BANK

                         By:         /s/ RONALD V. REDD
                              ------------------------------
                         Name:     Ronald V. Redd
                         Title:    Vice President

                         THE NORTHERN TRUST COMPANY

                         By:        /s/ NICOLE D. BOEHM
                              ---------------------------------
                         Name:    Nicole D. Boehm
                         Title:   Second Vice President

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